Exhibit 10.53
SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), entered into as of April 1, 2013 (the “Effective Date”), by and among INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“ISA”), ISA INDIANA, INC., an Indiana corporation (“ISA Indiana”), the Lenders party hereto, and FIFTH THIRD BANK, an Ohio banking corporation (“Fifth Third”), in its capacity as Agent for Lenders and LC Issuer under this Agreement (“Agent”) and as LC Issuer and a Lender, is as follows:
Preliminary Statements
A.    ISA and ISA Indiana (each a “Borrower” and, collectively, “Borrowers”), Agent, LC Issuer and the Lenders entered into that certain Credit Agreement dated as of July 30, 2010, as amended by the First Amendment to Credit Agreement dated as of April 14, 2011, the Second Amendment to Credit Agreement dated as of November 16, 2011, the Third Amendment to Credit Agreement dated as of March 2, 2012, the Fourth Amendment to Credit Agreement dated as of August 13, 2012, and the Fifth Amendment to Credit Agreement dated as of November 14, 2012 (as modified, extended, amended or restated from time to time, the “Credit Agreement”). Capitalized terms used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.
B.    Borrowers have requested that Agent, LC Issuer and the Lenders waive certain Events of Default under the Credit Agreement.
C.    Agent, LC Issuer and the Lenders are willing to waive the Events of Default described herein, all on the terms, and subject to the conditions, of this Amendment.
Statement of Amendment
In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, LC Issuer and the Lenders and Borrowers hereby agree as follows:
1.Amendments to Credit Agreement. Subject to the satisfaction of the conditions of this Amendment, the Credit Agreement is hereby amended as follows for periods on and after the Effective Date:
1.1 The following definitions are hereby added to Section 1.2 of the Credit Agreement:
“Minimum Liquidity” means the book cash balances of ISA (inclusive of all consolidated entities) plus net unused availability under the Borrowing Base.
“Sixth Amendment” means the Sixth Amendment to Credit Agreement among Agent, LC Issuer, the Lenders and Borrowers dated effective as of April 1, 2013.
“Sixth Amendment Effective Date” means April 1, 2013.
1.2 The following definitions in Section 1.2 of the Credit Agreement are hereby amended in their entirety by substituting the following in their respective steads:
“Applicable Daily LIBOR Rate Margin” means, as of any date, five percent (5.0%) for Revolving Loans and five percent (5.0%) for the Term Loan.

“Applicable LIBOR Tranche Rate Margin” means, as of any date, five percent (5.0%) for Revolving Loans and five percent (5.0%) for the Term Loan.
“Applicable Prime Rate Margin” means, as of any date, one percent (1.0%).
“Borrowing Base” means, as of any time, an amount in Dollars, equal to:
(a)    the Receivables Advance Rate applied to the then Net Amount of Eligible Receivables then outstanding;
plus    (b)    the least of (i) $12,500,000 (subject to adjustments as provided in Section 2.13), (ii) the applicable Inventory Advance Rate applied, with respect to the applicable categories of Eligible Inventory, to the then Eligible Inventory and (iii) 80% of the Net Orderly Liquidation Value Percentage (such product expressed as a percentage) applied, with respect to the applicable categories of Eligible Inventory, to the then Eligible Inventory; and
less    (c)    the then Reserve Account.
“Stated Termination Date” means April 30, 2014.
“Test Period” means, with respect to a particular Computation Date, the period of four (4) consecutive Fiscal Quarters ending on such Computation Date, (i.e. a rolling four (4) consecutive Fiscal Quarter period); provided that for purposes of the determination of the Fixed Charge Coverage Ratio as of the Computation Date for the Fiscal Quarter ending on March 31, 2013, Consolidated Adjusted EBITDA and Consolidated Fixed Charges shall equal the amount of Consolidated Adjusted EBITDA and Consolidated Fixed Charges for the period commencing on January 1, 2013 through, and including, March 31, 2013.
1.3 The third sentence of the definition of “Advance Rate” in Section 1.2 of the Credit Agreement is hereby amended in its entirety by substituting the following in its stead:
Except for Receivables owing from North American Stainless as provided herein, the Receivables Advance Rate will never exceed 85%, and the Inventory Advance Rate shall not exceed 57.5%, provided, however, that the Inventory Advance Rate shall be reduced to 55% on the earlier of (i) the receipt by the LC Issuer of the Borrowing Base Certificate on May 31, 2013 and (ii) June 30, 2013.
1.4 Clauses (a)(ii) and (a)(iv) of the definition of “Eligible Receivables” in Section 1.2 of the Credit Agreement is hereby amended in its entirety by substituting the following in its stead:
(ii)    Receivables which are Unbilled Receivables or are due and payable absolutely and unconditionally within (A) such Borrower's customary payment terms as granted in the ordinary course of business as presently conducted by it, or permitted to be conducted by it in accordance with the terms of this Agreement, provided that such customary payment terms as granted do not, in any event, exceed 30 days from the date of the original invoice applicable thereto, or (B) such extended terms that Agent, in its discretion exercised in good faith, approves after prior notice from such Borrower;

(iv)    Receivables with respect to which not more than 60 days have elapsed since the date that such Receivables are due and owing (the “Receivables Due Date”), provided that the Receivables Due Date is not more than 30 days from the date of the original invoice applicable thereto.
1.5 The definition of “Senior Leverage Ratio” in Section 1.2 of the Credit Agreement is hereby deleted in its entirety. All references in the Credit Agreement to “Senior Leverage Ratio” shall be removed.

1.6 Section 7.1 of the Credit Agreement is hereby deleted in its entirety.

1.7 Section 7.2 of the Credit Agreement is hereby amended in its entirety by substituting the following in its stead:
Borrowers shall not permit the Fixed Charge Coverage Ratio for (a) the Test Period ending on the Computation Date on March 31, 2013 to be less than 0.60 to 1; (b) the Test Period ending on each Computation Date occurring on or after June 30, 2013 to be less than 1.20 to 1.
1.8 The following text shall be added to the Credit Agreement as Section 7.4:
Section 7.4    Minimum Liquidity. Borrowers shall not permit the Minimum Liquidity to fall below $3,000,000 measured as of March 31, 2013.
2. Waiver of Covenant Defaults. Events of Default may and/or have occurred under (i) Section 7.1 of the Credit Agreement in connection with the Senior Leverage Ratio Financial Covenant for the Fiscal Quarter ending on December 31, 2012 and (ii) Section 7.2 of the Credit Agreement in connection with the Fixed Charge Coverage Ratio Financial Covenant for the Fiscal Quarter ending on December 31, 2012 (collectively, the “Existing Defaults”). Borrowers have requested that Agent, LC Issuer and the Lenders waive the Existing Defaults. Agent, LC Issuer and the Lenders hereby waive the Existing Defaults. The waiver provided in this Section 2 will not apply to any other Event of Default, whether past, present, or future, including, without limitation, any violations of the above described Financial Covenants as of dates occurring after the dates specifically referenced in this Section 2. The waiver provided in this Section 2, either alone or together with other waivers which Agent, LC Issuer and the Lenders may give from time to time, shall not, by course of dealing, implication or otherwise, obligate Agent, LC Issuer and the Lenders to waive any Event of Default past, present or future, other than the Events of Default specifically waived by this Amendment, or reduce, restrict or in any way affect the discretion of Agent, LC Issuer and the Lenders in considering any future waiver requested by Borrowers. The foregoing Events of Default will not be deemed to limit or estop Agent, LC Issuer or the Lenders from exercising any rights or remedies with respect to any other Event of Default.

3. Renewal of Notes.
3.1 On the Effective Date, Borrowers will duly execute and deliver to Agent a Renewed Revolving Loan Note in the form attached hereto as Exhibit A (the “Renewed Revolving Loan Note”).

3.2 On the Effective Date, Borrowers will duly execute and deliver to Agent a Renewed Term Loan Note in the form attached hereto as Exhibit B (the “Renewed Term Loan Note” and together with the Renewed Revolving Loan Note, the “Notes”).

4. Mortgage Release. Agent shall release its mortgage and all other collateral rights with respect to that certain real property located at 1565 E. 4th Street, Seymour, Indiana (the “Real Property”), in exchange for the remittance of 100% of the Net Sale Proceeds therefrom, which shall be applied as a one-time curtailment of the Renewed Term Loan Note; provided that such sale of the Real Property must be made pursuant to an arms-length transaction and on terms reasonable to the Agent in its sole discretion. For purposes of this Section 4, “Net Sale Proceeds” is defined as the cash purchase price, less customary and reasonable closing costs, less an $80,000.00 allowance to be used for purposes of transporting equipment retained by ISA to other locations. In connection with the proposed sale of the Real Property, ISA shall deliver to the Agent the purchase agreement evidencing such and a closing statement, each in form satisfactory to the Agent.

5.Consultant: Cash Flow Forecast. (a) Borrower has engaged and shall continue to retain Conway MacKenzie, as a consultant, or such other consultant acceptable to Agent (“Consultant”) to: (i) review Borrowers' financial statements, (ii) to continue to prepare an independent 13 week cash flow forecast, in form and substance acceptable to Agent (the “Cash Flow Forecast”), (iii) review restructuring initiatives and related performance, (iv) review any material changes in the Borrowers' business plan, management or operations and (v) identify and assist in implementation of potential performance improvements. Agent shall have the right to contact Consultant directly without either Borrower's participation in such discussions. The fee for Consultant shall be the sole responsibility of Borrowers. The identity of Consultant will at all times remain acceptable to Agent. Borrowers shall not terminate their engagement with the Consultant or otherwise alter the terms of such engagement identified herein, without the express written consent of the Agent. Without limiting any other rights or remedies of Agent, Agent reserves the right to retain one or more professionals of its own choosing, the fees, costs and expenses of which will be the sole responsibility of Borrowers.

(b) Until such time, if any, that Agent advises Borrowers that the Cash Flow Forecast is no longer required, promptly when available and in no event later than Wednesday of each week, Borrowers shall deliver to Agent an updated Cash Flow Forecast (in each case covering the subsequent 13-week period), including, but not limited to, a variance report in the aggregate, of the Cash Flow Forecast opposite actual results (i) of the applicable week (which is based on information through the immediately preceding week) and (ii) on a cumulative basis (for the then cumulative period). The Cash Flow Forecast and variance report shall include, among other things, a narrative analysis of the operations of Borrowers' business for such period, summarizing the variances as evidenced in the variance report.

6.Management/Consulting Agreement. Agent hereby consents to the proposed interim management/consulting agreement by and between ISA and the management consultant named therein or the parties affiliated therewith (the "Management Consultant”) dated as of April 1, 2013 (the “Management Agreement”) solely with respect to the Management Consultant's proposed management and equity position with ISA. Agent explicitly withholds its consent to any further actions, including but not limited to, any proposed restructuring of the Borrowers, as provided in the Management Agreement.

7.Reaffirmation of Cross-Guaranties. Each of the Borrowers (collectively, the “Cross-Guarantors”) hereby (i) confirms, ratifies and reaffirms its respective Cross-Guaranty and (ii) acknowledges and agrees that no Cross-Guarantor is released from its obligations under its respective Cross-Guaranty by reason of this Amendment and that the obligations of each Cross-Guarantor under its respective Cross-Guaranty extend to the Credit Agreement and the other Loan Documents as amended by, or in connection with, this Amendment. This reaffirmation of each Cross-Guarantor's Cross-Guaranty shall not be construed, by implication or otherwise, as imposing any requirement that Agent notify or seek the consent of any Cross-Guarantor relative to any past or future extension of credit, amendment or modification, extension or other action with respect thereto, in order for any such extension of credit, amendment or modification, extension or other action with respect thereto to be subject to a Cross-Guarantor's Cross-Guaranty, it being expressly acknowledged and reaffirmed that each Cross-Guarantor has under its respective Cross-Guaranty consented, among others things, to modifications, amendments, extensions and other actions with respect thereto without any notice thereof or any further consent thereto.

8.Reaffirmation of Guaranty and Security. As a condition of this Amendment, on the Effective Date, Borrowers will cause each Guarantor to execute and deliver to Agent a Reaffirmation of Guaranty and Security.

9.Additional Conditions: Other Documents. As a condition of this Amendment, Borrowers will deliver to Agent, on or before the execution of this Amendment, (i) the Renewed Revolving Loan Note duly executed by Borrowers; (ii) the Renewed Term Loan Note executed by Borrowers, (iii) a copy, certified by the Secretary of each Borrower, of resolutions of the Board of Directors of Borrowers, authorizing the execution of this Amendment and all other documents executed in connection herewith, which certificate and resolutions will be in form and substance acceptable to Agent; (iv) a copy, certified by the Secretary of each Guarantor of resolutions of the sole member of each Guarantor authorizing the execution of the Reaffirmation of Guaranty and Security and all other documents executed in connection therewith, which certificate and resolutions will be in form and substance acceptable to Agent; and (v) such other documents, instruments, and agreements deemed necessary or desirable by Agent to effect the amendments to Borrowers' credit facilities with Agent, LC Issuer and the Lenders contemplated by this Amendment.

10.Reaffirmation of Security. Borrowers and Agent, LC Issuer and the Lenders hereby expressly intend that this Amendment shall not in any manner: (i) constitute the refinancing, refunding, payment or extinguishment of the existing Obligations as of the Effective Date; (ii) be deemed to evidence a novation of the outstanding balance of the Obligations; or (iii) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any of the Security Documents. Borrowers ratify and reaffirm any and all grants of Liens to Agent in the Loan Collateral as security for the Obligations, and Borrowers acknowledge and confirm that the grant of the Liens to Agent in the Loan Collateral: (a) represent continuing Liens on all of the Loan Collateral, (b) secure all of the Obligations, and (c) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of the Permitted Liens.

11.Representations. To induce Agent, LC Issuer and the Lenders to accept this Amendment, each Borrower hereby jointly and severally represents and warrants to Agent, LC Issuer and the Lenders as follows:
11.1 Each Borrower has full power and authority to enter into, and to perform its obligations under, this Amendment, the Notes, and the other documents executed in connection therewith (collectively, the “Amendment Documents”), and the execution and delivery of, and the performance of its obligations under and arising out of, the Amendment Documents have been duly authorized by all necessary corporate action.

11.2 The Amendment Documents constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

11.3 Each Borrower's representations and warranties contained in the Credit Agreement are complete and correct as of the Effective Date with the same effect as though these representations and warranties had been made again on and as of July 30, 2010 (the original date of the Credit Agreement), subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

11.4 No Event of Default has occurred and is continuing under the Credit Agreement, other than the Existing Defaults.

12. Costs and Expenses; Covenant Waiver Fee. As a condition of this Amendment, (i) Borrowers will pay to Agent a covenant waiver fee of $40,000, payable in full on the Effective Date; such fee, when paid, will be fully earned and non-refundable under all circumstances, and (ii) Borrowers will promptly on demand pay or reimburse Agent for the costs and expenses incurred by Agent in connection with this Amendment, including, without limitation, attorneys' fees.

13. Release. Each Borrower acknowledges and agrees that: (a) each Borrower has no claim or cause of action against Agent, LC Issuer or Lender (or any of their respective directors, officers, employees, or agents) relating to the Obligations; (b) such Borrower has no offset right, counterclaim, or defense of any kind against enforcement of, or relating to, any of the Obligations; and (c) each of the Agent, LC Issuer and Lenders have heretofore properly performed and satisfied in a timely manner all of their respective obligations to each Borrower. Agent, LC Issuer and Lenders desire, and each Borrower agrees, to eliminate any possibility that any past conditions, acts, omissions, events, circumstances, or matters would impair or otherwise adversely affect any of Agent's, LC Issuer's or the Lenders' rights, interests, collateral, security, or remedies. Therefore, each Borrower, on behalf of itself and all of its heirs, successors and assigns and any and all other entities and persons claiming rights through such Borrower, unconditionally releases, acquits, and forever discharges Agent, LC Issuer, the Lenders and their respective affiliated entities and parties, and all of their current and former directors, officers, agents, employees, shareholders, and attorneys, and their successors and assigns, (collectively, the “Dischargees”) from (i) any and all liabilities, obligations, duties, or indebtedness of any of the Dischargees to any and all Borrower, whether known or unknown, arising prior to the date hereof, and (ii) any and all claims, offsets, causes of action, suits, or defenses, whether known or unknown, which either Borrower might otherwise have against any of the Dischargees on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance, or matter of any kind which existed, arose or occurred at any time prior to the date hereof or in any way relating to the loans evidenced by the Notes, the Credit Agreement and any other agreement whether now existing or hereafter arising by and among the Agent, the LC Issuer, the Lenders and one or more Borrowers. This release shall survive any termination of this Agreement.

14. Default. Any default by Borrowers in the performance of Borrowers' obligations under this Amendment shall constitute an Event of Default under the Credit Agreement.

15.Continuing Effect of the Credit Agreement. Except as expressly amended hereby, all of the provisions of the Credit Agreement and other Loan Documents are ratified and confirmed and remain in full force and effect. This Amendment is entered into freely and voluntarily by the Borrowers, who have had the opportunity to have this Agreement reviewed by legal counsel of their own choosing and acknowledge that they have reviewed this Agreement, that their understanding of this Agreement is based upon their review and not based upon any statements, representations or actions of Bank and that their execution of this Agreement is not under duress or coercion. Furthermore each Borrower acknowledges and agrees that the Bank has no obligation whatsoever to discuss, negotiate or to agree to any renewals, restructuring or further modification of any of the Obligations and this Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future renewals, restructuring or further modification, should any be requested.

16.One Agreement; References; Fax Signature. The Credit Agreement, as amended by this Amendment, will be construed as one agreement. All references in any of the Loan Documents to the (i)

Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment, (ii) Revolving Loan Note will be deemed to be references to the Renewed Revolving Loan Note and (iii) Term Loan Note will be deemed to be references to the Renewed Term Loan. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes.

17.Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

18.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

19.Entire Agreement. This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

20.FORUM. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR AGENT, LC ISSUER AND LENDERS TO ENTER INTO THE CREDIT AGREEMENT AND EXTEND CREDIT TO BORROWERS, BORROWERS, AGENT, LC ISSUER AND LENDERS AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, ITS VALIDITY OR PERFORMANCE, AND WITHOUT LIMITATION ON THE ABILITY OF AGENT, LC ISSUER OR ANY LENDER, OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO EXERCISE ALL RIGHTS AS TO THE LOAN COLLATERAL AND TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT OF THE OBLIGATIONS, SHALL BE INITIATED AND PROSECUTED AS TO BORROWERS, AGENT, LC ISSUER AND LENDERS AND THEIR SUCCESSORS AND ASSIGNS AT CINCINNATI, OHIO. AGENT, LC ISSUER, LENDERS AND BORROWERS EACH CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER THEIR RESPECTIVE PERSONS BY ANY COURT SITUATED AT CINCINNATI, OHIO HAVING JURISDICTION OVER THE SUBJECT MATTER, AND EACH CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWERS, AGENT, LC ISSUER AND LENDERS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 12.2 OF THE CREDIT AGREEMENT OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. EACH BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

21.JURY WAIVER. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING HEREUNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH

CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE A COPY OF THIS SECTION 21 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THIS PROVISION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE REPAYMENT OF THE DEBT EVIDENCED BY THE LOAN DOCUMENTS.

22.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

[Signature Page Follows]

IN WITNESS WHEREOF, Borrowers have executed this Amendment to be effective as of the Effective Date.

INDUSTRIAL SERVICES OF AMERICA, INC.

By:	/s/ Orson Oliver
Orson Oliver as Chairman of the Board

ISA INDIANA, INC.

By:	/s/ Orson Oliver
Orson Oliver as Chairman of the Board

Accepted as of the Effective Date.

FIFTH THIRD BANK, as Agent

By:	/s/ Donald K. Mitchell
Name:	Donald K. Mitchell
Its:

FIFTH THIRD BANK, as Lender

By:	/s/ Donald K. Mitchell
Name:	Donald K. Mitchell, Vice-President
Its:

FIFTH THIRD BANK, as LC Issuer

By:	/s/ Donald K. Mitchell
Name:	Donald K. Mitchell, Vice-President
Its:

EXHIBIT A
(Form of Renewed Revolving Loan Note)

EXHIBIT B
(Form of Renewed Term Loan Note)